Exhibit 99.1

JOINT FILING AGREEMENT

 In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the Class A Common Stock of Bowlero Corp. and further agree that this Joint Filing Agreement be included as an Exhibit thereto.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Joint Filing Agreement as of the 20th day of March, 2023.

A-B PARENT LLC

By:	ATAIROS GROUP, INC., its Sole Member

By:	/s/ David L. Caplan
Name:	David L. Caplan
Title:	Vice President

ATAIROS GROUP, INC.

By:	/s/ David L. Caplan
Name:	David L. Caplan
Title:	Vice President

ATAIROS PARTNERS, L.P.

By:	ATAIROS PARTNERS GP, INC., its general partner

By:	/s/ David L. Caplan
Name:	David L. Caplan
Title:	Vice President

ATAIROS PARTNERS GP, INC.

By:	/s/ David L. Caplan
Name:	David L. Caplan
Title:	Vice President

ATAIROS MANAGEMENT, L.P.

By:	/s/ David L. Caplan
Name:	David L. Caplan
Title:	Vice President

MICHAEL J. ANGELAKIS

/s/ Michael J. Angelakis
Name:	Michael J. Angelakis